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                                                                   EXHIBIT 10.7

                                                                       EXHIBIT A

                               ABBOTT LABORATORIES
                      EQUITY-BASED AWARD / RECOGNITION PLAN

     1. PURPOSE. Abbott Laboratories (the "Company") previously established the Equity-based Award / Recognition Plan (the "Plan") to recognize outstanding performance of employees of the Company and its Subsidiaries (as defined below) by transferring shares of Stock (as defined below) to such employees. The following provisions constitute an amendment, restatement and continuation of the Plan as of June 20, 2003, the "Effective Date" of the Plan as set forth herein.

     2. ADMINISTRATION. The Plan will be administered by the Company's Senior Vice President, Human Resources (or, in the event that the Company does not then have a Senior Vice President, Human Resources, the individual performing the duties of the Company's Senior Vice President, Human Resources) (the "Plan Administrator"). The Plan Administrator shall interpret the Plan, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may, from time to time, delegate any or all of his or her duties, powers and authority to any person or persons.

     3. PROGRAMS. Subject to the terms and conditions of the Plan, the Plan Administrator or his or her delegate may establish one or more programs under the Plan (the "Programs"). Each Program shall provide for the award of Stock under the Plan, and shall contain the terms and conditions described in Supplement A to the Plan (which is attached to and forms a part of the Plan) or such other terms and conditions as determined to be appropriate by the Plan Administrator. Programs may be established, modified, and terminated from time to time in the discretion of the Plan Administrator.

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     4.   ELIGIBLE EMPLOYEES. Any employee of the Company and its Subsidiaries shall be eligible to participate in the Plan to the extent provided under the terms of one or more Programs; provided, however, that no award may be made to an employee who is an officer of the Company on the date that such award is made.

     5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for awards under the Plan made after the Effective Date an aggregate of 500,000 shares of Stock which shall be purchased in accordance with paragraph 6 in the open market or in private transactions. The maximum award under the Plan for any one calendar year for any one participant (with such limit to be applied as of the date of the award) shall be 50 shares of Stock; provided, however, that, to the extent that the Company or a Subsidiary provides additional cash to satisfy any or all tax liability associated with an award, that amount shall be disregarded in applying the foregoing limits.

     6. PURCHASE AND DELIVERY OF SHARES. Each award under the Plan shall be made under the terms of a Program. All awards under the Plan shall be settled in shares of Stock (except to the extent that the Company or a Subsidiary provides additional cash to satisfy any or all tax liability associated with the award). To settle any award under the Plan, the Treasury Department of the Company shall deliver to a broker an amount, in cash, necessary to purchase the number of shares of Stock specified for the award. With respect to each award, the broker shall purchase in the name of the award recipient in the open market or in private transactions the specified number of shares of Stock. Such shares shall be delivered by the broker to the award recipient in accordance with the applicable Program.

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     7.   AWARDS OUTSIDE THE UNITED STATES. Awards under the Plan may be made to participants in the Plan who are residing in jurisdictions outside the United States as the Plan Administrator in his or her sole discretion may determine from time to time. The Plan Administrator, in his or her discretion, may adopt such modifications to the Plan and any Program as may be necessary to comply with the applicable laws of jurisdictions outside the United States and to afford participants favorable treatment under such laws.

     8. OTHER PROVISIONS. Any award under any Program may be subject to such provisions not otherwise set forth in the Program description (whether or not applicable to the award made to any other participant) as the Plan Administrator determines appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements.

     9. TERM OF PLAN AND AMENDMENT OF AWARDS. The Plan shall continue in effect until terminated by the Board. A participant's right to receive awards that have been made under the Plan but have not yet been settled in Stock may be amended, modified or canceled by mutual agreement between the Plan Administrator and the participant or beneficiary.

     10. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such shares reasonable advance notice, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Plan Administrator may, in its discretion and subject to such rules as he or she may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and medicare withholding tax, arising in connection with the receipt of any award under the Plan by having the Company withhold cash otherwise deliverable to the broker with respect to the award.

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A Program may provide for additional cash to be provided by the Company or a
Subsidiary to satisfy any or all tax liability associated with an award (including any tax liability resulting from the provision of such additional cash).

     11.  DEFINITIONS.

(a) BOARD. The term "Board" means the Board of Directors of the Company or any person or persons to whom the Board of Directors of the Company delegates its duties, powers and authority under the Plan.

(b)  STOCK. The term "Stock" means common stock of the Company.

(c) SUBSIDIARY. The term "Subsidiary" means any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.

     12. ADJUSTMENT PROVISIONS. In the event of a change in the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits) or a reorganization, sale, merger, consolidation, spin-off or similar occurrence with respect to the Company, the total number of shares of Stock reserved for awards under the Plan and the number of shares covered by awards that have been made under the Plan but have not yet been settled in Stock shall be subject to equitable adjustment to reflect such change as determined by the Plan Administrator.

     13. AMENDMENT AND TERMINATION OF PLAN. The Board may amend the Plan from time to time or terminate the Plan at any time, but no such action shall reduce the then existing amount of any participant's award previously made that has not yet been settled in Stock or adversely change the terms and conditions of such previously made awards without the participant's consent.

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     14.  TRANSFERABILITY. Except as otherwise provided by the Plan
Administrator, a participant's right to receive awards that have been made under the Plan but have not yet been settled in Stock is not transferable except as designated by the participant by will or by the laws of descent and distribution.

     15. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     16. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     17. PLAN NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Company and its Subsidiaries nor any right or claim to any benefits under the Plan, unless such right has specifically accrued under the Plan.

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